Exhibit 10.14

NOTICE OF GRANT OF INCENTIVE STOCK OPTION

CUE BIOPHARMA, INC.
2025 STOCK INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Cue Biopharma, Inc. (the “Company”) hereby grants, pursuant to the provisions of the Cue Biopharma, Inc. 2025 Stock Incentive Plan (the “Plan”), to the Participant designated below, an Incentive Stock Option to purchase the number of Shares specified below (the “Option”). The Option shall be subject to this Notice of Grant (the “Notice of Grant”) and the attached Terms and Conditions of Stock Option (together with the Notice of Grant, the “Award Agreement”).

Participant:
Type of Option:	Incentive Stock Option
Grant Date:
Number of Shares Purchasable:
Option Exercise Price per Share:
Final Exercise Date:
Vesting Schedule:

The Option will become exercisable over four years, with one-fourth vesting on the one-year anniversary of the Grant Date, and the balance vesting quarterly thereafter until the fourth anniversary of the Grant Date.

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

In no event may THE Option be exercised after the Final exercise Date as provided above.

The Company, by its duly authorized officer, and the Participant, hereby execute this Award Agreement.

PARTICIPANT CUE BIOPHARMA, INC.

Sign Name: Sign Name:

Print Name: Print Name:

Title:

STOCK OPTION AGREEMENT

INCORPORATED TERMS AND CONDITIONS

1.
Grant of Option.

This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2025 Stock Incentive Plan (the “Plan”), the number of Shares set forth in the Notice of Grant of common stock, $0.001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

The option evidenced by this agreement is intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) to the maximum extent permitted by law, solely to the extent designated as an incentive stock option in the Notice of Grant. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.
Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.
Exercise of Option.
(a)
Form of Exercise. Each election to exercise this option shall be in such form (which may be electronic, and which may be provided to a third-party equity plan administrator) as is approved by the Company, together with payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
(b)
Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(c)
Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 12 months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any employment contract, any non-competition, non-solicitation, confidentiality or assignment agreement to which the Participant is a party, or any other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(d)
Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
(e)
Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other service is terminated by the Company for Cause (as defined in the Plan), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other service. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other service by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other service shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other service (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment or other service). The Participant’s employment or other service shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.
4.
Tax Matters.

(a)
Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
(b)
Disqualifying Disposition. If this option is an incentive stock option and the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.
5.
Transfer Restrictions; Clawback.
(a)
This option may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
(b)
In accepting this option, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in the future, including, without limitation, Cue Biopharma, Inc.’s Dodd-Frank Compensation Recovery Policy.
6.
Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.